NSAR ITEM 77O
September 1, 2003 to February 29, 2004
Van Kampen High Income Corporate Bond Fund
10f-3 Transactions

Underwriting #  Underwriting   Purchased    Amount of    % of         Date of
                                From         Shares     Underwriting  Purchase

 1              MGM Grand     Bank          48,350      0.805%        9/11/03
                              of
                              America

 2              Nextel        Bear         297,030      0.030%        9/17/03
                Communi-      Stearns
                cations

 3              Kraton        Goldman      490,000      0.020%       12/11/03
                Polymers	Sachs

 4              Elizabeth     Credit       430,000      0.191         1/8/04
                Arden         Suisse

 5              Primus        Lehman     1,520,000      0.633         1/13/04
                              Brothers

Underwriting Participants for #1:

Banc of America Securities LLC
Deutsche Bank Securities
Citgroup
JPMorgan
CIBC World Markets
Commerzbank Securities
Morgan Stanley
Scotia Capital
SG Cowen
Wells Fargo Securities, LLC

Underwriting Participants for #2:

Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Morgan Stanley
UBS Investment Bank
Banc of America Securities LLC
Credit Suisse First Boston
JPMorgan
Lehman Brothers
Scotia Capital
SG Cowen
Wachovia Securities

Underwriting Participants for #3:

Goldman, Sachs & Co.
Credit Suisse First Boston
UBS Investment Bank
Morgan Stanley
Underwriting Participants for #4:
Credit Suisse First Boston
CIBC World Markets
Morgan Stanley


Underwriting Participants for #5:

Lehman Brothers
Morgan Stanley
Jefferies & Company, Inc.